EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS AND RELEASES 2026 GUIDANCE

•Reported net loss of $2.9 million and $14.8 million for the fourth quarter and full year ended December 31, 2025, respectively
•Reported Adjusted EBITDA of $24.8 million and $99.0 million for the fourth quarter and full year ended December 31, 2025, respectively
•Provides 2026 Adjusted EBITDA guidance of $96.5 million, growth capital expenditures of $4.1 million, and maintenance capital expenditures of $32.4 million
•Declared quarterly cash dividend of $0.005 per common unit

KILGORE, Texas, February 18, 2026 (BUSINESS WIRE) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (“MMLP” or the “Partnership”) today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, stated, “In 2025, the Partnership demonstrated the resilience of our diversified asset base, generating Adjusted EBITDA of $99.0 million for the full year and $24.8 million in the fourth quarter. While our GAAP net loss reflects non-cash items and specific segment headwinds, our focus remained on balance sheet discipline. We ended the year with total debt outstanding of approximately $439.1 million, liquidity of $31.4 million under our revolving credit facility, and an adjusted leverage ratio of 4.43 times based on Credit Adjusted EBITDA.”

“Our 2025 results within the Terminalling and Storage segment, our pure sulfur services business, and our land transportation business delivered stable performance, underscoring the durability of our fixed-fee contracts within these businesses. This stability was partially offset by a decline in marine utilization during the third quarter, a softer fertilizer market in the fourth quarter, and headwinds in our grease business throughout the year.”

2026 Guidance

“Turning to 2026 full-year guidance, Mr. Bondurant said, “The Partnership anticipates generating Adjusted EBITDA of $96.5 million in 2026, with capital expenditures for growth, maintenance, and plant turnaround activities expected to total $36.5 million, compared to $31.6 million in 2025. Capital spending is elevated in 2026, driven primarily by scheduled refinery turnaround activity. This higher spending is expected to result in adjusted free cash flow of approximately $5.8 million for the fiscal year.”

“The Terminalling and Storage segment Adjusted EBITDA forecast of $31.6 million reflects normalized operating performance.”

“The Transportation segment is projected to generate $31.4 million of Adjusted EBITDA in 2026, similar to 2025 performance. Land transportation results are expected to track relatively flat year over year. The inland marine division is expected to improve versus 2025, while the offshore division is projected to experience reduced utilization due to planned downtime from regulatory inspections.”

“The Sulfur Services segment is projected to deliver Adjusted EBITDA of $30.3 million in 2026, consistent with prior-year results. The fertilizer market is expected to remain compressed due to rising sulfur input costs. Cash flow contributions from ELSA are expected to hold steady with the prior year, reflecting ongoing reservation fee revenue.”

“The Specialty Products segment is projected to generate $17.6 million of Adjusted EBITDA in 2026. The lubricants and NGL businesses are expected to track in line with the prior year, while the grease business is projected to improve modestly in the back half of the year driven by higher sales volumes.”

FOURTH QUARTER 2025 OPERATING RESULTS BY BUSINESS SEGMENT

	Operating Income (Loss) ($M)		Credit Adjusted EBITDA ($M)		Adjusted EBITDA ($M)
	Three Months Ended December 31,
	2025	2024	2025	2024	2025	2024
	(Amounts may not add or recalculate due to rounding)
Business Segment:
Transportation	$6.5	$3.7	$8.9	$6.5	$8.9	$6.5
Terminalling and Storage	4.9	1.5	10.1	7.4	10.1	7.4
Sulfur Services	2.0	6.1	5.7	9.4	5.7	9.4
Specialty Products	2.8	3.7	3.6	4.5	3.6	4.5
Unallocated Selling, General and Administrative Expense	(3.5)	(8.2)	(3.5)	(4.4)	(3.5)	(4.4)
	$12.7	$6.8	$24.8	$23.3	$24.8	$23.3

Transportation Adjusted EBITDA increased by $2.4 million. In our marine division, Adjusted EBITDA increased by $2.1 million, reflecting higher inland utilization and offshore day rates, combined with lower employee-related expenses. These impacts were partially offset by lower inland day rates. In our land division, Adjusted EBITDA increased by $0.3 million, reflecting increased service revenue and transportation rates, combined with lower operating expenses. These impacts were partially offset by fewer miles.

Terminalling and Storage Adjusted EBITDA increased by $2.7 million. At our Smackover refinery, Adjusted EBITDA increased by $1.6 million, reflecting lower insurance-related costs combined with higher throughput and reservation fees. In our underground NGL storage division, Adjusted EBITDA increased by $0.6 million, driven by higher storage revenue, partially offset by increased operating expenses. In our specialty terminals division, Adjusted EBITDA rose by $0.3 million, reflecting decreased operating expenses. In our shore-based terminals division, Adjusted EBITDA increased by $0.2 million, reflecting a reduction in operating expenses.

Sulfur Services Adjusted EBITDA decreased by $3.7 million. In our fertilizer division, Adjusted EBITDA declined by $4.1 million, driven by lower margins. In our pure sulfur business, Adjusted EBITDA increased by $0.3 million, reflecting reduced operating expenses. Adjusted EBITDA in our sulfur prilling business remained steady at $1.9 million.

Specialty Products Adjusted EBITDA decreased by $0.9 million. In our lubricants division, Adjusted EBITDA increased by $0.7 million, reflecting higher sales volume combined with a reduction in operating expenses. In our grease division, Adjusted EBITDA decreased by $1.7 million, reflecting a volume-driven reduction in margins. In our propane division, Adjusted EBITDA increased by $0.1 million, primarily due to higher margins. In our NGL division, Adjusted EBITDA remained steady at $0.3 million, reflecting consistent volumes and margins.

Unallocated selling, general, and administrative expense decreased by $0.9 million, reflecting lower insurance-related costs.

FULL YEAR 2025 OPERATING RESULTS BY BUSINESS SEGMENT

	Operating Income (Loss) ($M)		Credit Adjusted EBITDA ($M)		Adjusted EBITDA ($M)
	Twelve Months Ended December 31,
	2025	2024	2025	2024	2025	2024
	(Amounts may not add or recalculate due to rounding)
Business Segment:
Transportation	$21.0	$30.2	$30.8	$42.5	$30.8	$42.5
Terminalling and Storage	14.6	11.1	35.9	32.8	35.9	32.8
Sulfur Services	15.8	18.5	30.8	33.5	30.8	30.8
Specialty Products	13.4	17.0	16.4	20.2	16.4	20.2
Unallocated Selling, General and Administrative Expense	(16.0)	(19.6)	(14.7)	(14.6)	(14.8)	(15.7)
	$48.9	$57.3	$99.2	$114.4	$99.0	$110.6

Transportation Adjusted EBITDA decreased by $11.7 million. In our land division, Adjusted EBITDA declined by $7.6 million, reflecting decreased freight revenue as a result of lower miles, partially offset by increased transportation rates. In our marine division, Adjusted EBITDA decreased by $4.1 million, reflecting lower inland transportation rates and utilization, offset by lower operating cost and higher offshore transportation rates and utilization.

Terminalling and Storage Adjusted EBITDA increased by $3.1 million. At our Smackover refinery, Adjusted EBITDA increased by $2.5 million, reflecting lower insurance-related costs combined with higher throughput and reservation fees, partially offset by higher operating expenses. In our underground NGL storage division, Adjusted EBITDA increased by $1.1 million, driven by higher storage revenue, partially offset by increased operating expenses. In our shore-based terminals division, Adjusted EBITDA increased by $0.1 million, reflecting lower operating expenses, partially offset by a decrease in service revenue. In our specialty terminals division, Adjusted EBITDA declined by $0.6 million, driven by higher operating expenses combined with a decline in service revenue, partially offset by higher storage and throughput revenue.

Sulfur Services Adjusted EBITDA remained consistent at $30.8 million. In our fertilizer division, Adjusted EBITDA rose by $2.1 million, driven by reservation fees from our new DSM Semichem joint venture, partially offset by lower margins. In our sulfur division, Adjusted EBITDA decreased by $0.7 million. Within this division, our pure sulfur business saw a $0.4 million decline in Adjusted EBITDA due to higher operating expenses and slightly lower margins. In our sulfur prilling business, Adjusted EBITDA fell by $0.3 million, primarily due to a volume-driven decrease in operating fees, partially offset by lower operating expenses.

Specialty Products Adjusted EBITDA decreased by $3.8 million. In our lubricants division, Adjusted EBITDA increased by $1.1 million, reflecting higher sales volume. In our grease division, Adjusted EBITDA decreased by $5.3 million, driven by a volume-driven reduction in margins. In our NGL division, Adjusted EBITDA increased $0.2 million, reflecting increased volume. In our propane division, Adjusted EBITDA increased by $0.1 million, reflecting higher margins.

Unallocated selling, general, and administrative expense decreased by $0.9 million, reflecting lower insurance-related costs and professional fees.

RESULTS OF OPERATIONS SUMMARY
(in millions, except per unit amounts)

Period	Net Income (Loss)	Net Income (Loss) Per Unit	Adjusted EBITDA	Credit Adjusted EBITDA	Net Cash Provided by Operating Activities	Distributable Cash Flow	Revenues

Three Months Ended December 31, 2025	$(2.9)	$(0.07)	$24.8	$24.8	$22.4	$4.1	$174.2
Three Months Ended December 31, 2024	$(8.9)	$(0.22)	$23.3	$23.3	$42.2	$2.8	$171.3
Twelve Months Ended December 31, 2025	$(14.7)	$(0.37)	$99.0	$99.2	$46.1	$16.6	$716.1
Twelve Months Ended December 31, 2024	$(5.2)	$(0.13)	$110.6	$114.4	$48.4	$24.1	$707.6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Credit Adjusted EBITDA for the Three Months Ended December 31, 2025

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	SG&A	Interest Expense	4Q 2025 Actual
Net income (loss)	$6.5	$4.9	$2.0	$2.8	$(4.7)	$(14.5)	$(2.9)
Interest expense add back	–	–	–	–	–	14.5	14.5
Equity in loss of DSM Semichem LLC	–	–	–	–	0.3	–	0.3
Income tax expense	–	–	–	–	0.9	–	0.9
Operating income (loss)	6.5	4.9	2.0	2.8	(3.5)	–	12.7
Depreciation and amortization	3.0	5.1	3.6	0.8	–	–	12.4
(Gain) loss on sale or disposition of property, plant, and equipment	(0.6)	0.1	–	–	–	–	(0.6)
Non-cash contractual revenue deferral adjustment	–	–	0.2	–	–	–	0.2
Unit-based compensation	–	–	–	–	–	–	–
Adjusted EBITDA and Credit Adjusted EBITDA	$8.9	$10.1	$5.7	$3.6	$(3.5)	$–	$24.8

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Credit Adjusted EBITDA for the Twelve Months Ended December 31, 2025

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	SG&A	Interest Expense	2025 Actual
Net income (loss)	$21.0	$14.6	$15.8	$13.4	$(21.9)	$(57.8)	$(14.7)
Interest expense add back	–	–	–	–	–	57.8	$57.8
Equity in loss of DSM Semichem LLC	–	–	–	–	1.1	–	$1.1
Income tax expense	–	–	–	–	4.8	–	$4.8
Operating income (loss)	21.0	14.6	15.8	13.4	(16.0)	–	48.9
Depreciation and amortization	11.8	21.2	14.2	3.0	–	–	50.2
(Gain) loss on sale or disposition of property, plant, and equipment	(2.1)	0.1	–	–	–	–	(2.0)
Transaction expenses related to the potential merger with Martin Resource Management Corporation	–	–	–	–	1.0	–	1.0
Non-cash contractual revenue deferral adjustment	–	–	0.7	–	–	–	0.7
Unit-based compensation	–	–	–	–	0.2	–	0.2
Adjusted EBITDA	30.8	35.9	30.8	16.4	(14.8)	–	99.0
Capitalized interest	–	–	–	–	0.1	–	0.1
Credit Adjusted EBITDA	$30.8	$35.9	$30.8	$16.4	$(14.7)	$–	$99.2

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Credit Adjusted EBITDA for the Three Months Ended December 31, 2024

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	SG&A	Interest Expense	4Q 2024 Actual
Net income (loss)	$3.7	$1.5	$6.1	$3.7	$(9.1)	$(14.9)	$(9.0)
Interest expense add back	–	–	–	–	–	14.9	14.9
Equity in loss of DSM Semichem LLC	–	–	–	–	0.3	–	0.3
Income tax expense	–	–	–	–	0.6	–	0.6
Operating Income (loss)	3.7	1.5	6.1	3.7	(8.2)	–	6.8
Depreciation and amortization	3.0	5.9	3.1	0.8	–	–	12.8
Gain on sale or disposition of property, plant, and equipment	(0.2)	–	–	–	–	–	(0.1)
Transaction expenses related to the terminated Merger with Martin Resource Management Corporation	–	–	–	–	3.7	–	3.7
Non-cash contractual revenue deferral adjustment	–	–	0.2	–	–	–	0.2
Unit-based compensation	–	–	–	–	–	–	–
Adjusted EBITDA and Credit Adjusted EBITDA	$6.5	$7.4	$9.4	$4.5	$(4.4)	$–	$23.3

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Credit Adjusted EBITDA for the Twelve Months Ended December 31, 2024

(in millions)	Transportation	Terminalling & Storage	Sulfur Services	Specialty Products	SG&A	Interest Expense	FY 2024 Actual
Net income (loss)	$30.2	$11.1	$18.5	$17.0	$(24.4)	$(57.7)	$(5.2)
Interest expense add back	–	–	–	–	–	57.7	$57.7
Equity in loss of DSM Semichem LLC	–	–			0.6		$0.6
Income tax expense	–	–	–	–	4.2	–	$4.2
Operating Income (loss)	30.2	11.1	18.5	17.0	(19.6)	–	57.3
Depreciation and amortization	13.0	22.8	11.8	3.2	–	–	50.8
Gain on sale or disposition of property, plant, and equipment	(0.7)	(1.1)	0.3	(0.1)	–	–	(1.6)
Transaction expenses related to the terminated Merger with Martin Resource Management Corporation	–	–	–	–	3.7	–	3.7
Non-cash contractual revenue deferral adjustment	–	–	0.2	–	–	–	0.2
Unit-based compensation	–	–	–	–	0.2	–	0.2
Adjusted EBITDA	42.5	32.8	30.8	20.2	(15.7)	–	110.6
Pro-forma adjustment related to ELSA project	–	–	2.7	–	–	–	2.7
Capitalized interest	–	–	–	–	1.1	–	1.1
Credit Adjusted EBITDA	$42.5	$32.8	$33.5	$20.2	$(14.6)	$–	$114.4

NON-GAAP FINANCIAL MEASURES

EBITDA, Adjusted EBITDA, Credit Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included tables below entitled "Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA, and Credit Adjusted EBITDA” and “Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Credit Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow” in order to illustrate the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included contains a comparison of the Partnership’s Adjusted EBITDA for the fourth quarter and full-year 2025 to the Partnership's Adjusted EBITDA for the fourth quarter and full-year 2024.

CAPITALIZATION

	December 31, 2025	December 31, 2024
	($ in millions)
Debt Outstanding:
Revolving Credit Facility, Due February 2027 [1]	$39.0	$53.5
Finance lease obligations	0.1	0.1
11.50% Senior Secured Notes, Due February 2028	400.0	400.0
Total Debt Outstanding:	$439.1	$453.6

Summary Credit Metrics:
Revolving Credit Facility - Total Capacity	$130.0	$150.0
Revolving Credit Facility - Available Liquidity	$31.4	$80.7
Total Adjusted Leverage Ratio [2]	4.43x	3.96x
Senior Leverage Ratio [2]	0.39x	0.47x
Interest Coverage Ratio [2]	1.90x	2.14x

1 The Partnership was in compliance with all debt covenants as of December 31, 2025 and December 31, 2024.
2 As calculated under the Partnership's revolving credit facility.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended December 31, 2025, or $0.02 per common unit on an annualized basis. The distribution was paid on February 13, 2026, to common unitholders of record as of the close of business on February 6, 2026. The ex-dividend date for the cash distribution was February 6, 2026.

Qualified Notice to Nominees

This release is intended to serve as qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Brokers and nominees should treat one hundred percent (100%) of MMLP’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, MMLP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulation section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not Martin Midstream Partners L.P., are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign investors.

About Martin Midstream Partners

Martin Midstream Partners L.P., headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn, Facebook, and X.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, (ii) uncertainties relating to the Partnership’s future cash flows and operations, (iii) the Partnership’s ability to pay future distributions, (iv) future market conditions, (v) current and future governmental regulation, (vi) future taxation, and (vii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), Adjusted EBITDA (as defined below), Credit Adjusted EBITDA (as defined below), distributable cash flow available to common unitholders (“Distributable Cash Flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("Adjusted Free Cash Flow"). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

Adjusted EBITDA and Credit Adjusted EBITDA. We define Adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments, transaction costs associated with business combination, merger, and divestiture activities, equity in earnings (loss) from unconsolidated entities, and non-cash contractual revenue deferral adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and

•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

We define Credit Adjusted EBITDA as Adjusted EBITDA plus pro forma adjustments associated with business combinations or material projects and capitalized interest. Credit Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others to provide additional information regarding the calculation of, and compliance with, certain financial covenants in the Partnership’s Third Amended and Restated Credit Agreement.

The GAAP measures most directly comparable to Adjusted EBITDA and Credit Adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. Adjusted EBITDA and Credit Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), net cash provided by (used in) operating activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA and Credit Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider net income (loss) and net cash provided by (used in) operating activities as determined under GAAP, as well as Adjusted EBITDA, to evaluate our overall performance.

Distributable Cash Flow. We define Distributable Cash Flow as net cash provided by (used in) operating activities, plus changes in operating assets and liabilities which (provided) used cash, transaction costs associated with business combination, merger, and divestiture activities, and non-cash contractual revenue deferral adjustments, less maintenance capital expenditures and plant turnaround costs. Distributable Cash Flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay unitholders. Distributable Cash Flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable Cash Flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted Free Cash Flow. We define Adjusted Free Cash Flow as Distributable Cash Flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted Free Cash Flow is a significant performance measure used by our management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. We believe that Adjusted Free Cash Flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. Our calculation of Adjusted Free Cash Flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to Distributable Cash Flow and Adjusted Free Cash Flow is net cash provided by (used in) operating activities. Distributable Cash Flow and Adjusted Free Cash Flow should not be considered alternatives to, or more meaningful than, net income (loss), operating Income (loss), net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Distributable Cash Flow and Adjusted Free Cash Flow have important limitations because they exclude some items that affect net income (loss), operating income (loss), and net cash provided by (used in) operating activities. Distributable Cash Flow and Adjusted Free Cash Flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, we believe that it is important to consider net cash provided by (used in) operating activities determined under GAAP, as well as Distributable Cash Flow and Adjusted Free Cash Flow, to evaluate our overall liquidity.

Investor Contact:
ir@mmlp.com
(877) 256-6644
Danny Cavin - Director, FP&A and Investor Relations

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,
	2025	2024
Assets
Cash	$49	$55
Trade and accrued accounts receivable, less allowance for doubtful accounts of $310 and $940, respectively	58,371	53,569
Inventories	50,248	51,707
Due from affiliates	8,942	13,694
Other current assets	12,298	11,454
Total current assets	129,908	130,479

Property, plant and equipment, at cost	970,753	954,059
Accumulated depreciation	(681,527)	(648,609)
Property, plant and equipment, net	289,226	305,450

Goodwill	16,671	16,671
Right-of-use assets	69,938	67,140
Investment in DSM Semichem LLC	6,198	7,314
Deferred income taxes, net	9,026	9,946
Intangibles and other assets, net	1,451	1,509
	$522,418	$538,509
Liabilities and Partners’ Capital (Deficit)
Current portion of long term debt and finance lease obligations	$15	$14
Trade and other accounts payable	57,814	61,599
Product exchange payables	169	798
Due to affiliates	13,286	4,927
Income taxes payable	1,580	1,283
Other accrued liabilities	51,279	46,880
Total current liabilities	124,143	115,501

Long-term debt, net	428,008	437,635
Finance lease obligations	39	55
Operating lease liabilities	48,353	47,815
Other long-term obligations	7,670	7,942
Total liabilities	608,213	608,948
Commitments and contingencies
Partners’ capital (deficit)	(85,795)	(70,439)
Total partners’ capital (deficit)	(85,795)	(70,439)
	$522,418	$538,509

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2025	2024	2023
Revenues:
Terminalling and storage *	$90,831	$89,067	$86,514
Transportation *	212,509	223,934	223,677
Sulfur services	16,441	14,572	13,430
Product sales: *
Specialty products	248,694	264,850	346,777
Sulfur services	147,638	115,199	127,565
	396,332	380,049	474,342
Total revenues	716,113	707,622	797,963

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products *	217,157	228,600	305,903
Sulfur services *	101,466	68,364	83,702
Terminalling and storage *	—	72	75
	318,623	297,036	389,680
Expenses:
Operating expenses *	258,431	255,586	252,211
Selling, general and administrative *	42,004	48,502	40,826
Depreciation and amortization	50,197	50,787	49,895
Total costs and expenses	669,255	651,911	732,612
Other operating income (loss), net	2,039	1,584	1,373
Operating income	48,897	57,295	66,724

Other income (expense):
Interest expense, net	(57,787)	(57,706)	(60,290)
Equity in loss of DSM Semichem LLC	(1,116)	(624)	—
Loss on extinguishment of debt	—	—	(5,121)
Other, net	33	25	56
Total other income (expense)	(58,870)	(58,305)	(65,355)
Net income (loss) before taxes	(9,973)	(1,010)	1,369
Income tax expense	(4,772)	(4,197)	(5,918)
Net loss	(14,745)	(5,207)	(4,549)
Less general partner's interest in net loss	295	104	91
Less loss allocable to unvested restricted units	61	25	14
Limited partners' interest in net loss	$(14,389)	$(5,078)	$(4,444)

Net loss per unit attributable to limited partners - basic and diluted	$(0.37)	$(0.13)	$(0.11)
Weighted average limited partner units - basic and diluted	38,890,039	38,831,355	38,771,657

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Year Ended December 31,
	2025	2024	2023
Revenues:
Terminalling and storage	$72,244	$71,799	$72,138
Transportation	30,428	33,250	29,276
Sulfur Services	—	664	—
Product sales	4,243	457	8,767
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products	28,626	31,789	35,930
Sulfur services	12,885	11,915	11,182
Terminalling and storage	—	72	75
Expenses:
Operating expenses	111,169	106,831	100,851
Selling, general and administrative	31,698	39,385	32,021

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CAPITAL
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common		General Partner Amount
	Units	Amount		Total
Balances – December 31, 2022	38,850,750	$(61,110)	$1,665	(59,445)

Net loss	—	(4,458)	(91)	(4,549)
Issuance of time-based restricted units	64,056	—	—	—
Cash distributions	—	(777)	(16)	(793)
Unit-based compensation	—	163	—	163
Balances – December 31, 2023	38,914,806	(66,182)	1,558	(64,624)

Net loss	—	(5,103)	(104)	(5,207)
Issuance of time-based restricted units	86,280	—	—	—
Cash distributions	—	(779)	(16)	(795)
Unit-based compensation	—	187	—	187
Balances – December 31, 2024	39,001,086	(71,877)	1,438	(70,439)

Net loss	—	(14,450)	(295)	(14,745)
Issuance of time-based restricted units	54,000	—	—	—
Cash distributions	—	(781)	(16)	(797)
Unit-based compensation	—	186	—	186
Balances – December 31, 2025	39,055,086	$(86,922)	$1,127	$(85,795)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net loss	$(14,745)	$(5,207)	$(4,549)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	50,197	50,787	49,895
Amortization and write-off of deferred debt issue costs	3,280	3,085	3,978
Amortization of discount on notes payable	2,400	2,400	2,200
Deferred income tax expense	920	254	4,186
Gain on disposition or sale of property, plant, and equipment	(2,039)	(1,584)	(1,373)
Loss on extinguishment of debt	—	—	5,121
Equity in loss of DSM Semichem LLC	1,116	624	—
Unit-based compensation	186	187	163
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(4,802)	(276)	26,348
Inventories	1,459	(8,079)	65,976
Due from affiliates	4,752	(5,770)	86
Other current assets	(2,880)	88	4,739
Trade and other accounts payable	(3,270)	10,228	(17,539)
Product exchange payables	(629)	372	394
Due to affiliates	8,359	(1,407)	(2,613)
Income taxes payable	297	631	(13)
Other accrued liabilities	1,663	600	2,880
Change in other non-current assets and liabilities	(138)	1,418	(2,411)
Net cash provided by operating activities	46,126	48,351	137,468
Cash flows from investing activities:
Payments for property, plant, and equipment	(24,768)	(42,008)	(34,317)
Payments for plant turnaround costs	(7,368)	(10,897)	(4,825)
Investment in DSM Semichem LLC	—	(6,938)	—
Proceeds from sale of property, plant, and equipment	2,123	1,242	5,482
Net cash used in investing activities	(30,013)	(58,601)	(33,660)
Cash flows from financing activities:
Payments of long-term debt	(235,500)	(244,500)	(632,197)
Payments under finance lease obligations	(14)	(9)	(9)
Proceeds from long-term debt	221,000	255,578	543,489
Payments of debt issuance costs	(808)	(23)	(14,289)
Cash distributions paid	(797)	(795)	(793)
Net cash provided by (used in) financing activities	(16,119)	10,251	(103,799)

Net increase (decrease) in cash	(6)	1	9
Cash at beginning of year	55	54	45
Cash at end of year	$49	$55	$54

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

    Comparative Results of Operations for the Years Ended December 31, 2025 and 2024

	Year Ended December 31,		Variance	Percent Change
	2025	2024
	(In thousands)

Revenues	$98,287	$96,555	$1,732	2%
Cost of products sold	—	72	(72)	(100)%
Operating expenses	59,182	60,409	(1,227)	(2)%
Selling, general and administrative expenses	3,239	3,324	(85)	(3)%
Depreciation and amortization	21,209	22,757	(1,548)	(7)%
	14,657	9,993	4,664	47%
Other operating income (loss), net	(67)	1,105	(1,172)	(106)%
Operating income	$14,590	$11,098	$3,492	31%

Shore-based throughput volumes (gallons)	164,479	170,407	(5,928)	(3)%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Years Ended December 31, 2025 and 2024

	Year Ended December 31,		Variance	Percent Change
	2025	2024
	(In thousands)
Revenues	$229,009	$239,807	$(10,798)	(5)%
Operating expenses	188,437	185,813	2,624	1%
Selling, general and administrative expenses	9,820	11,496	(1,676)	(15)%
Depreciation and amortization	11,768	13,027	(1,259)	(10)%
	18,984	29,471	(10,487)	(36)%
Other operating income, net	2,057	713	1,344	188%
Operating income	$21,041	$30,184	$(9,143)	(30)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Years Ended December 31, 2025 and 2024

	Year Ended December 31,		Variance	Percent Change
	2025	2024
	(In thousands)
Revenues:
Services	$16,441	$14,572	$1,869	13%
Products	147,638	115,200	32,438	28%
Total revenues	164,079	129,772	34,307	26%

Cost of products sold	113,766	79,984	33,782	42%
Operating expenses	13,875	12,178	1,697	14%
Selling, general and administrative expenses	6,410	7,012	(602)	(9)%
Depreciation and amortization	14,197	11,769	2,428	21%
	15,831	18,829	(2,998)	(16)%
Other operating income (loss), net	15	(298)	313	105%
Operating income	$15,846	$18,531	$(2,685)	(14)%

Sulfur (long tons)	556.0	407.0	149.0	37%
Fertilizer (long tons)	277.0	223.0	54.0	24%
Sulfur services volumes (long tons)	833.0	630.0	203.0	32%

Specialty Products Segment

Comparative Results of Operations for the Years Ended December 31, 2025 and 2024

	Year Ended December 31,		Variance	Percent Change
	2025	2024
	(In thousands)
Products revenues	$248,803	$264,945	(16,142)	(6)%
Cost of products sold	225,736	237,403	(11,667)	(5)%
Operating expenses	—	102	(102)	(100)%
Selling, general and administrative expenses	6,673	7,232	(559)	(8)%
Depreciation and amortization	3,023	3,234	(211)	(7)%
	13,371	16,974	(3,603)	(21)%
Other operating income, net	34	64	(30)	(47)%
Operating income	$13,405	$17,038	$(3,633)	(21)%

NGL sales volumes (Bbls)	2,432	2,307	125	5%
Other specialty products volumes (Bbls)	363	346	17	5%
Total specialty products volumes (Bbls)	2,795	2,653	142	5%

Indirect Selling, General and Administrative Expenses

Comparative Results of Operations for the Years Ended December 31, 2025 and 2024

	Year Ended December 31,		Variance	Percent Change
	2025	2024
	(In thousands)
Indirect selling, general and administrative expenses	$15,985	$19,556	$(3,571)	(18)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the quarters and years ended December 31, 2025 and 2024, which represents EBITDA, Adjusted EBITDA, Credit Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow:

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA, and Credit Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Net income (loss)	$(2,893)	$(8,941)	$(14,745)	$(5,207)
Adjustments:
Interest expense	14,458	14,895	57,787	57,706
Income tax expense	856	563	4,772	4,197
Depreciation and amortization	12,407	12,843	50,197	50,787
EBITDA	24,828	19,360	98,011	107,483
Adjustments:
Gain on disposition of property, plant and equipment	(552)	(264)	(2,039)	(1,584)
Transaction expenses related to the terminated merger with Martin Resource Management Corporation	—	3,674	1,021	3,674
Equity in loss of DSM Semichem LLC	311	221	1,116	624
Non-cash contractual revenue deferral adjustment	175	310	746	221
Unit-based compensation	30	42	186	187
Adjusted EBITDA	24,792	23,343	99,041	110,605
Adjustments:
Capitalized interest	—	—	137	1,153
Pro-forma adjustment related to ELSA project	—	—	—	2,655
Credit Adjusted EBITDA	$24,792	$23,343	$99,178	$114,413

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA, Credit Adjusted EBITDA, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Net cash provided by operating activities	$22,443	$42,167	$46,126	$48,351
Interest expense [1]	13,111	13,521	52,107	52,221
Current income tax expense	627	466	3,852	3,943
Transaction expenses related to the terminated merger with Martin Resource Management Corporation	—	3,674	1,021	3,674
Non-cash contractual revenue deferral adjustment	175	221	746	221
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	13,542	(18,091)	1,471	14,037
Trade, accounts and other payables, and other current liabilities	(24,457)	(17,898)	(6,420)	(10,424)
Other	(649)	(717)	138	(1,418)
Adjusted EBITDA	24,792	23,343	99,041	110,605
Pro-forma adjustment related to ELSA project	—	—	—	2,655
Capitalized interest	—	—	137	1,153
Credit Adjusted EBITDA	24,792	23,343	99,178	114,413
Adjustments:
Interest expense	(14,458)	(14,895)	(57,787)	(57,706)
Income tax expense	(856)	(563)	(4,772)	(4,197)
Deferred income taxes	229	97	920	254
Amortization of deferred debt issuance costs	747	774	3,280	3,085
Amortization of discount on notes payable	600	600	2,400	2,400
Payments for plant turnaround costs	(1,372)	(1,298)	(7,368)	(10,897)
Maintenance capital expenditures	(5,608)	(5,284)	(19,285)	(23,233)
Distributable Cash Flow	4,074	2,774	16,566	24,119
Principal payments under finance lease obligations	(4)	(4)	(14)	(9)
Investment in DSM Semichem LLC	—	—	—	(6,938)
Expansion capital expenditures	(1,974)	(2,909)	(4,968)	(18,493)
Adjusted Free Cash Flow	$2,096	$(139)	$11,584	(1,321)
(1) Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by (used in) operating activities.